EX-10.6
                       CODE OF ETHICS

                     CONTRIBUTION AGREEMENT

     This CONTRIBUTION AGREEMENT (hereinafter the "Agreement") is made and entered into as of this 1st day of December 2004, by and between Perfect Turf, Inc., a Nevada corporation ("Purchaser"), and Synthetic Turf Corporation of America, a Nevada corporation
("Seller"), with reference to the following facts:

                                RECITALS

     WHEREAS, the Seller is engaged in the business of sale and distribution of artificial turf, a synthetic product used for artificial home lawns, childcare playground surfacing, soccer and football fields, and in numerous other applications where conditions prohibit the use of natural grass surfaces, and the Seller owns the assets used in the operation of such business (all of which is referred to in this Agreement as the "Business").

     WHEREAS, the Seller desires to contribute to the Purchaser one hundred percent of the assets used by the Seller in the Business, and the Purchaser shall issue all of outstanding the common stock of the Purchaser to Seller.

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the parties to this Agreement (hereinafter collectively "parties" and individually "party") agree as follows:

                                  AGREEMENT

1.  CONTRIBUTION OF ASSETS AND ASSUMPTION OF LIABILITIES.

     On the terms and conditions hereinafter set forth, the Seller shall contribute and the Purchaser shall acquire all of the Seller's right, title and interest in and to all of the assets used in the Business (the "Contributed Assets") which are set forth on
Schedule 1 of this Agreement, subject to any and all liens, claims, charges and encumbrances; provided that cash and cash equivalents will be retained by Seller. Seller shall assign, and Purchase shall assume all liabilities of the Seller, except for long-term liabilities and certain expenses as set forth in Schedule 2.

2.  ISSUANCE OF PURCHASER STOCK.

     As consideration in full for the Contributed Assets, the Purchaser agrees to deliver shares of Purchaser common stock, ("Purchaser Shares"). This issuance will constitute all of the issued and outstanding shares of common stock of Purchaser. The Purchaser Shares shall be issued no later than fifteen (15) days after the execution of this Agreement.

3.  REPRESENTATION'S AND WARRANTIES.

     Each party hereby represents, warrants and covenants to the other party that this Agreement, when executed and delivered on behalf of the representing party, shall constitute valid and binding obligations of such party, enforceable against it in accordance with its terms.

4.  MISCELLANEOUS.

     (a) Each party agrees, without further consideration, to cooperate and diligently perform any further acts, deeds and things and to execute and deliver any documents that may be reasonably necessary to consummate, evidence, confirm and/or carry out the intent and provisions of this Agreement, all without undue delay or expense.

     (b) All notices, demands, requests, consents, approvals or other communications (for the purposes of this Paragraph hereinafter collectively called "Notices"), required or permitted to be given hereunder, or which are given with respect to this Agreement, shall be in writing, and shall be given by personal delivery, telegraph or by express mail, Federal Express, DHL or other similar form of internationally recognized airborne/overnight delivery service (which forms of Notice shall be deemed to have been given upon delivery), or by telex or facsimile transmission (which forms of Notice shall be deemed delivered upon confirmed transmission). Notices shall be addressed to the appropriate party(s) as set forth on the signature page of this Agreement, or to such other address as the receiving party shall have specified most recently by like Notice, with a copy to the other parties hereto.

     (c) If any part or provision of this Agreement shall be determined to be invalid, illegal or unenforceable under the laws of the State of Nevada, then the remaining parts of this Agreement which can be separated from the invalid, illegal or unenforceable provisions shall continue in full force and effect, and the invalid, illegal or unenforceable provisions shall be construed as if they had never been incorporated into this Agreement.

     (d) This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute but one and the same instrument.

     WHEREFORE, the parties hereto have executed this Contribution Agreement as of the date first set forth above.

"Seller"

SYNTHETIC TURF CORCORATION, INC.


By: /s/  Gary Borglund
Gary Borglund, President

Seller's Address:  2535 Pilot Knob Road, Suite 118
Mendota Heights, MN 55120

"Purchaser"

PERFECT TURF, INC.


By: /s/  Patrick Charles
Patrick Charles, Director
Purchaser's Address: 2535 Pilot Knob Road, Suite 118
Mendota Heights, MN 55120